                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--214, Defined Asset Funds (California Insured, New York Insured and New York Trusts):

We consent to the use in this Post-Effective Amendment No.1 to Registration Statement No. 333-08119 of our opinion dated September 26, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 22, 1997